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                                                                    EXHIBIT 99.1

                                      PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                      OF DIRECTORS OF OCTANE SOFTWARE, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

        The undersigned shareholder of Octane Software, Inc., a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated April __, 2000, and hereby appoints Aditya (Tim) Guleri and James Doehrman, and each of them, with full power to each of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Octane, to be held on May 31, 2000, at 8:00 a.m., local time, at 2929 Campus Drive #101, San Mateo, California 94403, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy.

        This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the proposals to approve the Agreement and Plan of Reorganization, dated as of March 14, 2000, by and among E.piphany, Inc., Orchid Acquisition Corporation and Octane and the merger contemplated thereby and FOR the conversion of all Octane preferred stock into common stock effective immediately prior to the merger.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER(S). THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSALS.

        (i) To approve the Agreement and Plan of Reorganization, dated March 14, 2000, by and among E.piphany Inc., Orchid Acquisition Corporation and Octane and the merger contemplated thereby.

             FOR: [ ]             AGAINST:  [ ]              ABSTAIN: [ ]

        (ii) To approve the conversion of all Octane preferred stock into Octane common stock effective immediately prior to the merger (for holders of Octane preferred stock only).

             FOR: [ ]             AGAINST:  [ ]              ABSTAIN: [ ]

        And, in their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

____________________    [ ]    MARK HERE FOR ADDRESS CHANGE
____________________           AND NOTE AT LEFT

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.


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Signature                                          Date

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